Exhibit 23.01


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Annual Report of Family Steak Houses of Florida, Inc. on Form 10-K and in Registration Statement Nos. 33-11684, 33-12556, 33-12556 and 333-98327 of Family Steak Houses of Florida, Inc. on Forms S-8 of our report dated February 28, 2003, appearing in the 2002 Annual Report to Shareholders of Family Steak Houses of Florida, Inc.


Deloitte & Touche LLP
Certified Public Accountants
Jacksonville, Florida

March 19, 2003


